     As filed with the Securities and Exchange Commission on April 11, 1997

                                                Registration No. 333-
      ===================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                       --------------------------------

PROVIDENT COMPANIES, INC.              Delaware                 62-1598430
PROVIDENT FINANCING TRUST I            Delaware                 Applied For
---------------------------     -----------------------         -----------
(Exact Name of Registrants          (States or Other          (I.R.S. Employer
    as Specified in                 Jurisdictions of           Identification
    their Charters)                 Incorporation or              Numbers)
                                      Organization)

                               1 Fountain Square
                             Chattanooga, TN 37402
                                (423) 755-1011
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrants' Principal Executive Offices)

                                 Susan N. Roth
                           Provident Companies, Inc.
                               1 Fountain Square
                             Chattanooga, TN 37402
                                (423) 755-1011
           (Name, Address, Including Zip Code, and Telephone Number,
         Including Area Code, of Agent for Service for Each Registrant)

                                   Copies To:

     F. Dean Copeland                         Michael Groll
     Alston & Bird LLP           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
  1201 W. Peachtree Street                125 West 55th Street
     Atlanta, GA 30309                  New York, NY  10019-5389
       (404) 881-7000                        (212) 424-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest re-investment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed maximum        Proposed maximum
   TITLE OF EACH CLASS OF SECURITIES          Amount to be         offering price            aggregate               Amount of
          TO BE REGISTERED (1)              registered (2)(6)      per unit (3)(4)     offering price (4)(6)(7)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Senior Debt Securities of Provident
 Companies, Inc. (5)....................       $900,000,000             100%                 $900,000,000              $272,728
Subordinated Debt Securities of
 Provident Companies, Inc. (5)..........
Preferred Stock, $1.00 par value, of
 Provident Companies, Inc. (5)..........
Common Stock, $1.00 par value, of
 Provident Companies, Inc. (5)..........
Warrants (8)............................
Stock Purchase Contracts of Provident
 Companies, Inc. (9)....................
Stock Purchase Units of Provident
 Companies, Inc. (9)....................
Preferred or Capital Securities of
 Provident Financing Trust I............
Guarantees of Preferred Securities of
 Provident Financing Trust I (10).......
------------------------------------------------------------------------------------------------------------------------------------

_____________________
(1) Such indeterminate number or principle amount of Senior Debt Securities, Subortinated Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, and Stock Purchase Units of Provident Companies, Inc. and such indeterminate number of Preferred or Capital Securities of Provident Financing Trust I as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Provident Financing Trust I, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred or Capital Securities upon a dissolution of Provident Financing Trust I and the distribution of the assets thereof. This Registration Statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Shares or Common Stock. Such contracts may be issued together with the specific Securities to which they relate. In addition, Securities registered hereunder may be sold either separately or as units comprised of more than one type of Security registered hereunder.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)  Estimated solely for the purpose of computing the registration fee.

(4)  Exclusive of accrued interest and distributions, if any.

(5) Also includes such indeterminate number of Senior Debt Securities, Subordinated Debt Securities and shares of Common Stock and Preferred Stock as may be issued upon conversion or exchange of any Senior Debt Securities, Subordinated Debt Securities or Preferred Stock that provide for conversion or exchange into other Securities or upon exercise of Warrants for such Securities.

(6) Such amount represents the principal amount of any Senior Debt Securities or Subordinated Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Senior Debt Securities or Subordinated Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants and the exercise price of any Securities issuable upon exercise of Warrants.

(7) No separate consideration will be received for the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock issuable upon conversion of or in exchange for Senior Debt Securities, Subordinated Debt Securities or Preferred Stock.

(8) Warrants may be sold separately or with Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock

(9) Includes an indeterminable number of shares of Common Stock to be issuable by Provident Companies, Inc. upon settlement of the Stock Purchase Contracts or Stock Purchase Units.

(10) Includes the rights of holders of the Preferred or Capital Securities under the Guarantees of Preferred or Capital Securities and back-up undertakings, consisting of obligations by Provident Companies, Inc., as set forth in the Amended and Restated Declaration of Trust, the Subordinated Debt Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.

                          ___________________________
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject to Completion, dated April 11, 1997

PROSPECTUS

                                 $900,000,000
                           PROVIDENT COMPANIES, INC.
            SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES,
                   PREFERRED STOCK, COMMON STOCK, WARRANTS,
               STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                          PROVIDENT FINANCING TRUST I
                PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
         GUARANTEED, AS DESCRIBED HEREIN, BY PROVIDENT COMPANIES, INC.

          Provident Companies, Inc. (the "Company") may offer and sell from time to time (i) its unsecured senior debt securities ("Senior Debt Securities"), and unsecured subordinated debt securities ("Subordinated Debt Securities"), consisting of debentures, notes or other evidences of indebtedness, (ii) shares of its preferred stock, $1.00 par value (the "Preferred Stock"), (iii) shares of its common stock, par value $1.00 per share (the "Common Stock"), (iv) warrants to purchase any of the foregoing Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (v) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or (vi) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and (x) Senior Debt Securities or Subordinated Debt Securities, (y) Preferred Securities (as defined below), or (z) debt obligations of third parties, including U.S. Treasury Securities, securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contract, in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of sale. Such securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Such securities may be sold for U.S. dollars, foreign denominated currency or currency units and amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units, in each case as the Company specifically designates.

          Provident Financing Trust I (the "Provident Trust"), a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, which may be designated as preferred securities or capital securities, representing undivided beneficial interests in the assets of the Provident Trust ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of monies held by the Provident Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company, except those made subordinate or pari passu by their terms, and pari passu with its obligations under the most senior preferred or preference stock of the Company. See "Description of Trust Guarantees -- Status of the Trust Guarantees." Subordinated Debt Securities may be issued and sold from time to time by the Company in one or more series to the Provident Trust or a Trustee of the Provident Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of the Provident Trust. Subordinated Debt Securities purchased by the Provident Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of the Provident Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

          Specific terms of the particular Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock, Warrants, Stock Purchase Contracts, the Stock Purchase Units and Preferred Securities and the related Trust Guarantees, in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Senior Debt Securities and Subordinated Debt Securities, the ranking as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, time of payment of interest, if any, listing, if any, on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing, if any, on a securities exchange; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such Warrants may be exercised; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; and (vii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distribution shall be payable and dates from which distribution shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

          The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $900,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to such Offered Securities.

          The Offered Securities may be offered directly by the Company, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement or a term sheet describing the method and terms of the offering of such series of Offered Securities.

     This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by a Prospectus Supplement.

                 ____________________________________________
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is April 11, 1997.

     NOTICE TO NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

     State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated herein in connection with the offering covered by this Prospectus or any accompanying Prospectus Supplement. If given or made, such information or representations must not be relied upon as having been authorized by the Company, or any underwriter, dealer or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or any accompanying Prospectus Supplement or in the affairs of the Company since the date hereof or thereof.

                              ___________________

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

     The Company and the Provident Trust have filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended, with respect to the Offered Securities, of which this Prospectus forms a part. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Such additional information may be obtained from the Commission's principal office in Washington, D.C. Any statements contained herein concerning the provisions of any documents do not purport to be complete and are necessarily summaries of such documents and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company, the Provident Trust and the Offered Securities, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

     No separate financial statements of the Provident Trust have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Preferred Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Provident Trust has and will have no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration of Trust for the Provident Trust (including the obligation to pay expenses of the Provident Trust), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Provident Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities" and "Description of Trust Guarantees."

                          FORWARD LOOKING STATEMENTS

     This Prospectus contains and incorporates by reference certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include, among others, the following possibilities: (i) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new and existing competitors; (ii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves, and other financial viability requirements; (iii) failure to develop multiple distribution channels in order to obtain new customers or failure to retain existing customers; (iv) inability to carry out marketing and sales plans; (v) loss of key executives; (vi) changes in interest rates causing a reduction of investment income; (vii) general economic and business conditions which are less favorable than expected; (viii) unanticipated changes in industry trends; (ix) inaccuracies in assumptions regarding future morbidity, persistency, mortality and interest rates used in calculating reserve amounts;
(x) failure to continue improvment of the claims management process; and (xi) with respect to cost savings that will be realized from, and costs associated with, the acquisition of the following possibilities: (a) the expected cost savings to be realized beginning primarily in 1997 through combining certain functions of both the Company and Paul Revere, restructuring the field organizations of both companies to eliminate redundant facilities and better serve the combined company's customers, and reductions in staff cannot be fully realized because the changes are not made or unanticipated offsetting costs are incurred; and (b) costs or difficulties related to the integration of the businesses of the Company and Paul Revere are greater than expected. See "Risk Factors."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company (File No. 1-11834) with the Commission pursuant to the Exchange Act, and are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Company's Current Reports on Form 8-K dated March 26, 1997 and March 27, 1997; and

     3. The description of the Company's capital stock set forth in the Company's registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Susan N. Roth, Provident Companies, Inc., 1 Fountain Square, Chattanooga, Tennessee 37402, or by telephone at (423) 755-1011 or facsimile at
(423) 755-3194.

                                  THE COMPANY

     The Company is a Delaware corporation organized in 1995 as the parent holding company of a group of insurance subsidiaries. The Company is a provider of life and health insurance, particularly individual disability, life insurance, annuities, and group employee benefits. The Company, through its subsidiaries, does business in all 50 states, the District of Columbia, Puerto Rico, and ten provinces and two territories of Canada. The Company focuses on two types of insurance customers -- the individual and the employee benefits customer. The individual life and disability segment includes individual life products, individual disability income products, and individual annuities. These products are marketed primarily through personal producing general agents, brokerage offices, and corporate partnership arrangements. Individual annuities are also marketed through financial institutions. The employee benefits segment contains products that are sold to or through corporate customers and certain affinity groups, including permanent and term life insurance, disability, medical stop-loss, cancer, and accidental death and dismemberment protection.

     The acquisition of Paul Revere by the Company was consummated on March 27, 1997 pursuant to a merger of a newly formed, wholly owned subsidiary of the Company with and into Paul Revere, with Paul Revere becoming a wholly owned subsidiary of the Company. The Paul Revere Merger is to be accounted for under the "purchase" method of accounting, pursuant to which the assets and liabilities of Paul Revere were recorded at their respective fair values and added to those of the Company as of the effective time of the Paul Revere Merger. Paul Revere is a Massachusetts corporation organized in 1992 as an insurance holding company. Paul Revere's principal operations in the United States and Canada are conducted through its wholly owned subsidiary, The Paul Revere Life Insurance Company ("Paul Revere Life"), a Massachusetts-domiciled life insurance company licensed in all 50 states, the District of Columbia, and Canada. Paul Revere Life has two wholly owned subsidiaries, The Paul Revere Variable Annuity Insurance Company ("Paul Revere Variable"), a Massachusetts-domiciled life insurance company licensed in 48 states and the District of Columbia, and The Paul Revere Protective Life Insurance Company ("Paul Revere Protective"), a Delaware-domiciled life insurance company licensed in 40 states and the District of Columbia. Disability insurance has been Paul Revere's primary product line since Paul Revere Life's founding in 1895. In addition to its disability insurance products, Paul Revere also markets individual life insurance, group life, and dental insurance and annuity products.

     The Company's Common Stock trades on the NYSE under the symbol "PVT." The Company's principal executive offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402, and its telephone number is (423) 755-1011.

                              THE PROVIDENT TRUST

     The Provident Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (as amended and restated, the "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Provident Trustees (as defined herein) of such trust and
(ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 10, 1997. The Provident Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Provident Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if any event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Provident Trust.

     The Provident Trust has a term of approximately 45 years but may terminate earlier, as provided in the Declaration. The Provident Trust's business and affairs will be conducted by the trustees (the "Provident Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Provident Trustees.
The duties and obligations of the Provident Trustees shall be governed by the Declaration. A majority of the Provident Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with the Company. One Provident Trustee will be a financial institution that is unaffiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Provident Trustee will be an entity having a principal place of business in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Provident Trust and the offering of the Trust Securities.

     The Property Trustee is The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor, New York, New York 10001. The Delaware Trustee is first Union Trust Company, National Association and its address in the State of Delaware is One Rodney Square, 920 King Street, 1st floor, Wilmington, Delaware 19801.
The principal place of business of the Provident Trust shall be c/o Provident Companies, Inc., 1 Fountain Square, Chattanooga, Tennessee 37402; telephone (423) 755-1011.

                                 RISK FACTORS

     In addition to the other information contained in this Prospectus, prospective investors should consider carefully the following information relating to the Company and the Offered Securities before making an investment in the Offered Securities offered hereby.

RESERVES

     The Company maintains reserves for future policy benefits and unpaid claims expenses which include policy reserves and claims reserves established for its individual disability insurance, group insurance, and individual life insurance products. Policy reserves represent the portion of premiums received which are reserved to provide for future claims. Claims reserves are established for future payments not yet due on claims already incurred, primarily relating to individual disability and group disability insurance products. Neither generally accepted accounting principles nor statutory reserves represent an exact calculation of future benefit liabilities but are instead estimates made by the Company using actuarial and statistical procedures. However, there can be no assurance that any such reserves would be sufficient to fund their future respective liabilities in all circumstances. Future loss development could require reserves for prior periods to be increased, which would adversely affect earnings in future periods. Adjustments to reserve amounts may be required in the event of changes to the assumptions regarding future morbidity (the incidence of claims and the rate of recovery, including the effects thereon of inflation, and other societal and economic factors), persistency, mortality, and interest rates used in calculating the reserve amounts.

CAPITAL ADEQUACY

     The capacity for an insurance company's growth in premiums is in part a function of its statutory surplus. Maintaining appropriate levels of statutory surplus, as measured by state insurance regulators, is considered important by state insurance regulatory authorities and the private agencies that rate insurers' claims-paying abilities and financial strength. Failure to maintain certain levels of statutory surplus could result in increased regulatory scrutiny, action by state regulatory authorities or a downgrade by the private rating agencies.

     Effective in 1993, the National Association of Insurance Commissioners adopted a risk-based capital ("RBC") formula, which prescribes a system for assessing the adequacy of statutory capital and surplus for all life and health insurers. The basis of the system is a risk-based formula that applies prescribed factors to the various risk elements in a life and health insurer's business to report a minimum capital requirement proportional to the amount of risk assumed by the insurer. The life and health RBC formula is designed to annually measure (i) the risk of loss from asset defaults and asset value fluctuation, (ii) the risk of loss from adverse mortality and morbidity experience, (iii) the risk of loss from mismatching of asset and liability cash flow due to changing interest rates and (iv) business risks. The formula is to be used as an early warning tool to identify companies that are potentially inadequately capitalized for purposes of initiating regulatory action. The formula is intended to be used as a regulatory tool only and is not intended as a means to rank insurers generally.

     Based on computations made by the Company and Paul Revere in accordance with the prescribed life and health RBC formula, each of the Company's and Paul Revere's life insurance subsidiaries exceeded the minimum capital requirements at December 31, 1996.

     During 1995 and 1996, the Commissioner of Insurance of the Commonwealth of Massachusetts (the "Massachusetts Insurance Commissioner") conducted a quadrennial examination of Paul Revere Life and Paul Revere Variable for the period ended December 31, 1994. In connection with this examination, as well as in consideration of Paul Revere's 1995 comprehensive study of its statutory reserves, Paul Revere Life and Paul Revere Protective strengthened their individual disability statutory reserves by a combined total of $35 million and reflected this strengthening in the annual statutory financial statements for the year ended December 31, 1995.

     During the third quarter of 1996, Paul Revere initiated a comprehensive study of the adequacy of its individual disability statutory reserves to consider experience through September 30, 1996. The Massachusetts Insurance Commissioner subsequently updated its examination of Paul Revere's statutory reserves to review the results of Paul Revere's statutory reserve study, with the result that Paul Revere's statutory reserves were required to be strengthened by $121 million after federal income taxes. In connection with the Paul Revere Merger, Textron Inc. ("Textron"), the principal shareholder of Paul Revere, agreed to provide such amount of additional capital to Paul Revere prior to the effective time of the Paul Revere Merger.

HOLDING COMPANY

     Insurance statutes in many states impose limitations on the ability of regulated insurance companies to transfer assets to their affiliates. Such statutes may require prior approval for the payment of dividends by the Company's regulated insurance company subsidiaries to the Company or its affiliates. Since a significant source of the Company's internally generated cash flow is dividends paid to it by its subsidiaries, the Company's ability to meet its obligations and pay dividends on its outstanding shares may be affected by any such approval requirement.

DISABILITY INSURANCE

     Disability insurance may be affected by a number of social, economic, governmental, competitive, and other factors. Changes in societal attitudes, work ethics, motivation, stability, and mores can significantly affect the nature of any demand for disability products. Economic conditions affect not only the market for disability products, but also significantly affect the claims rates and length of claims. The climate and the nature of competition in disability insurance have also been markedly affected by the growth of Social Security, workers' compensation, and other governmental programs in the workplace. The nature of that portion of the Company's outstanding insurance business that consists of non-cancelable disability policies, whereby the policy is guaranteed renewable through the life of the policy at a fixed premium, does not permit the Company to adjust its premiums on business in-force on account of changes effected by any of such factors. Disability insurance products are important products for the Company. To the extent that disability products are adversely affected in the future as to sales or claims, the business or results of operations of the Company could be materially adversely affected.

COMPETITION

     All of the Company's businesses are highly regulated and competitive. The Company's profitability is affected by a number of factors, including rate competition, frequency and severity of claims, lapse rates, government regulation, interest rates, and general business considerations. There are many insurance companies which actively compete with the Company in its lines of business, some of which are larger and have greater financial resources than the Company, and there is no assurance that the Company will be able to compete effectively against such companies in the future.

EFFECT OF THE PAUL REVERE MERGER; INTEGRATION OF OPERATIONS

     The success of the Paul Revere Merger will be determined by various factors, including the financial performance of the Company's combined operations after the Paul Revere Merger and management's ability to integrate effectively the operations of the Company and Paul Revere and to realize the expected cost savings beginning primarily in 1997 through combining certain functions of both the Company and Paul Revere and restructuring the field organizations of both companies. The integration of the operations of Paul Revere and the Company may be negatively affected if, among other things, the proposed changes in the organization and operation of the two companies are not made, customers do not react positively to some of the planned changes intended to increase service or integrate the businesses of the two companies, unanticipated offsetting costs are incurred, or costs or difficulties related to the integration of the businesses of the Company and Paul Revere are greater than expected. There can be no assurance that the anticipated benefits of the Paul Revere Merger will be realized or that the Paul Revere Merger will not adversely affect the future operating results of the Company.

FOREIGN CURRENCY RISKS

     An investment in the Offered Securities denominated in other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies, and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Offered Security. Depreciation of the specified currency other than U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of such Offered Security below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

     Governments have imposed from time to time and may in the future impose exchange controls that could affect exchange rates as well as the availability of a specified foreign currency at a Offered Security's maturity. Even if there are no actual exchange controls, it is possible that the specified currency for any particular Offered Security would not be available at such Offered Security's maturity. In that event, the Company will repay such Offered Security at maturity in U.S. dollars on the basis of the most recently available Exchange Rate.

     This Prospectus does not describe all the risks of an investment in Offered Securities denominated in other than U.S. dollars. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Offered Securities denominated in other than U.S. dollars. Offered Securities denominated in other than U.S. dollars are not an appropriate investment for investors who are unsophisticated about foreign currency transactions.

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into certain foreign currencies, and vice versa.


                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement for any offering of the Offered Securities, the net proceeds received by the Company from the sale of the Offered Securities will be used for general corporate purposes, which may include without limitation funding investments in, or extensions of credit to, the Company's subsidiaries, repayment of maturing obligations, redemption of outstanding indebtedness or other securities, financing possible future acquisitions and for working capital. Pending such use, the Company may temporarily invest the net proceeds or may use them to reduce short-term indebtedness. The proceeds from the sale of Preferred Securities by the Provident Trust will be invested in Subordinated Debt Securities of the Company. The Company does not have any present plans, and is not engaged in any negotiations, for the use of any such proceeds, or the issuance of Common Stock, in any future acquisition. Any proposal to use proceeds from any offering of the Offered Securities in connection with an acquisition will be disclosed in the Prospectus Supplement relating to such offering.


             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The consolidated ratio of earnings to fixed charges for the Company including its consolidated subsidiaries is computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. For these purposes earnings consist primarily of income (loss) from continuing operations before income taxes adjusted for fixed charges. Fixed charges consist primarily of interest (whether expensed or capitalized), amortization of debt expense and discount of premium relating to any indebtedness, whether expensed or capitalized, and the portion of rental expense representative of the interest factor in these rentals.

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred dividends for the periods shown:

                                                Year Ended December 31,
                                              ---------------------------
                                              1996  1995   1994  1993  1992
                                              ----  ----   ----  ----  ----

Ratio of Earnings to Fixed Charges(a)(b)....  12.9   9.5    8.9  (5.1)  8.3

Ratio of Earnings to Combined Fixed
Charges and Preferred Stock Dividends(b)....   6.5   5.3    5.3  (3.3)  8.3

_____________
(a)  Excludes preferred stock dividends.
(b) This financial information does not reflect the anticipated effects of the Paul Revere Merger.

                        DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description of the terms of the Senior Debt Securities and Subordinated Debt Securities (collectively, the "Debt Securities") sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Debt Securities are to be issued under an indenture (the "Senior Indenture"), to be entered into between the Company and The Chase Manhattan Bank, as Trustee. The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), also to be entered into between the Company and The Chase Manhattan Bank, as Trustee. The term "Trustee" as used herein shall refer to The Chase Manhattan Bank, or such other bank or trust company as the Company may appoint as trustee pursuant to the terms of the applicable Indenture, in its or their capacity as Trustee for the Senior Debt Securities or the Subordinated Debt Securities, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act, and may be supplemented from time to time following execution. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities. All section and article references below are to sections of the Indentures and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

TERMS

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Debt Securities will rank pari passu with all other unsecured and unsubordinated debt of the Company. The indebtedness represented by the Subordinated Debt Securities will rank junior and subordinate in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of the Senior Debt of the Company as described under "Subordination."

     The amount of Debt Securities offered by this Prospectus will be limited to the amount described on the cover of this Prospectus. Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of Debt Securities previously issued; all Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series. (Section 301 of each Indenture) The Debt Securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

     Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 101 and Section 609 of each Indenture), and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     Reference is made to the applicable Prospectus Supplement relating to a particular series of Debt Securities being offered thereby for the specific terms thereof, including, but not limited to:

     (1) the title of such Debt Securities and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

     (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) the price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued;

     (4) the terms, if any, by which such securities may be convertible into or exchangeable for Common Stock or other securities or property of the Company;

     (5) if convertible or exchangeable, any applicable limitations on the ownership or transferability of the securities or property into which such Debt Securities are convertible or exchangeable;

     (6) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

     (7) the rate or rates (which may be fixed or variable at which such Debt Securities will bear interest, if any), or the method by which such rate or rates shall be determined;

     (8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the Regular Record Dates (as defined in the Indenture) if any, for such interest payable, or the method by which such dates shall be determined, the Persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

     (9) the place or places where the principal of and premium or Make-Whole Amount (as defined in the Indenture, if any), interest, if any, on and Additional Amounts (as defined in the Indenture), if any, payable in respect of such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

     (10) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

     (11) the period or periods within which, the price or prices (including premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company if the Company is to have such an option;

     (12) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Debt Securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (13) the currency or currencies in which such Debt Securities are being sold and are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (13) whether the amount of payment of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, composite currency or currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

     (14) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be payable;

     (15) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

     (16) any addition to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

     (17) whether such Debt Securities will be issued in certificated or book-entry form and terms and conditions relating thereto;

     (18) whether such Debt Securities will be in registered ("Registered Debt Securities") or bearer ("Bearer Debt Securities") form and terms and conditions relating thereto, and if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000;

     (19) the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture;

     (20) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay Additional Amounts, if any, as contemplated in the applicable Indenture on such Debt Securities to any Holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of paying such Additional Amounts (and the terms of any such option);

     (21) any other covenant or warranty included for the benefit of the Debt Securities in addition to (and not inconsistent with) those included in the Indenture for the benefit of Debt Securities of all series, or any other covenant or warranty included for the benefit of the Debt Securities in lieu of any covenant or warranty included in the Indenture for the benefit of Debt Securities of all series or any provision that any covenant or warranty included in the Indenture for the benefit of Debt Securities of all series shall not be for the benefit of the Debt Securities, or any combination of such covenants, warranties or provisions;

     (22) the proposed listing, if any, of the Debt Securities on any securities exchange; and

     (23) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301 of each Indenture)

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof as a result of the occurrence and continuation of an Event of Default ("Original Issue Discount Securities"). (Section 502 of each Indenture) Any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

     The Indentures do not contain any provisions that afford Holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000. (Section 302 of each Indenture)

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest, if any, on any series of Debt Securities will be payable in the currency designated in the Prospectus Supplement at the corporate trust office of the Trustee, initially located at The Chase Manhattan Bank, 450 West 33rd, Global Trust Services, 15th Floor, New York, New York 10001 in the case of each of the Senior Debt Securities and the Subordinated Debt Securities, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person (as defined in the Indentures) entitled thereto as it appears in the Security Register for such series or by wire transfer of funds to such Person at an account maintained within the United States. (Sections 301, 305, 307 and 1002 of each Indenture) The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. All monies paid by the Company to a Paying Agent for the payment of principal of and premium, if any, and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Offered Debt Security will thereafter look only to the Company for payment thereof. (Section 1003 of each Indenture)

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be mailed to each Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture. (Section 307 of each Indenture)

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon

Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the applicable Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture) If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002 of each Indenture)

     Neither the Company nor any Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; (iii) exchange any Bearer Debt Security selected for redemption, except that such a Bearer Debt Security may be exchanged for a Registered Debt Security of that series and like tenor, provided that such Registered Debt Security shall be simultaneously surrendered for redemption or exchange; or (iv) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305 of each Indenture)

GLOBAL DEBT SECURITIES

     The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal and premium, if any, and interest, if any, of Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

MERGER, CONSOLIDATION OR SALE

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity provided that: (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be an entity organized under the laws of any United States or a state thereof and expressly assume by supplemental indenture the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including any Additional Amounts), if any, on all of the Offered Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;
(ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions are met. (Sections 801 and 803 of each Indenture)

     This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

CERTAIN COVENANTS

     Existence. Except as permitted under "Merger, Consolidation or Sale," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and the loss thereof is not disadvantageous in any material respect to the holders of any Debt Securities. (Section 1005 of each Indenture)

     Maintenance of Properties. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties in the ordinary course of business. (Section 1006 of each Indenture)

     Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1008 of each Indenture)

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission pursuant to such Section 13 and 15(d) if the Company were so subject, (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register (as defined in this Indenture), without cost to such Holders, copies of the annual reports and quarterly reports that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, (ii) file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder. (Section 1009 of each Indenture)

     Waiver of Certain Covenants. The Company may omit to comply with any term, provision or condition of the foregoing covenants, and with any other term, provision or condition with respect to the Debt Securities of any series specified in Section 301 of the Indentures (except any such term, provision or condition which could not be amended without the consent of all Holders of Debt Securities of such series), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Debt Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. (Section 1012 of each Indenture)

     Additional Covenants. Any additional covenants with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Except as otherwise provided in a Prospectus Supplement with respect to a particular series of Debt Securities, each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest or Additional Amounts, if any, payable on any Debt Security of such series; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due, either at maturity, redemption or otherwise; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or agreement of the Company contained in the Indenture other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series, continued for 60 days after written notice as provided in the applicable Indenture; (v) default under a bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having a principal amount outstanding in excess of $10,000,000 (other than indebtedness which is non-recourse to the Company or the Subsidiaries), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 30 days after written notice to the Company as provided in the Indenture; (vi) certain events of bankruptcy, insolvency or reorganization; and (vii) any other Event of Default provided with respect to a particular series of Debt Securities. (Section 501 of each Indenture)

     If an Event of Default under an Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities (as defined in the Indentures) of each such affected series (voting as a single class) may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indentures) or Indexed Securities (as defined in the Indentures), such portion of the principal amount as may be specified in the terms thereof) of and premium or Make-Whole Amount, if any, on all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if
(i) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or a specified portion thereof and the premium or Make-Whole Amount, if any) or interest, with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. (Section 502 of each Indenture) Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby. (Section 513 of each Indenture)

     The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers (as defined in the Indentures) of such Trustee consider such withholding to be in the interest of such Holders. (Section 601 of each Indenture) Each Indenture provides that no Holder of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. (Section 507 of each Indenture) This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest if any, on or Additional Amounts, if any, payable with respect to such Debt Securities at the respective due dates thereof. (Section 508 of each Indenture)

     Subject to provisions in each Indenture relating to its duties in case of default, the Trustee is not under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity. (Section 602 of each Indenture) Subject to such provisions for the indemnification of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under each Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein. (Section 512 of each Indenture)

     Within 120 days after the close of each fiscal year, the Company must deliver to each Trustee a certificate, signed by one of several specified officers, stating such officer's knowledge of the Company's compliance with all the conditions and covenants under the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof. (Section 1010 of each Indenture)

MODIFICATION OF THE INDENTURES

     Modification and amendment of an Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (i) change the Stated Maturity (as defined in the Indentures) of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts, if any, payable on, any such Debt Security, (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, payable on redemption of or any Additional Amount, if any, payable with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security, (iii) change the Place of Payment (as defined in the Indentures) where, or the currency or currencies, currency units or composite currency or currencies in which payment of the principal of (and Premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security, is payable, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security,
(v) reduce the percentage of the Holders of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture, or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security. (Section 902 of each Indenture)

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in such Indenture. (Section 1012 of each Indenture)

     Modifications and amendments of an Indenture may be made by the Company and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to add, change or eliminate any provisions of an Indenture, provided that any such addition, change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock of the Company or other securities or property of the Company; (viii) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture; (x) to close an Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, an Indenture under the TIA; or (xi) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect. (Section 901 of each Indenture)

SUBORDINATION

     Unless otherwise indicated in a Prospectus Supplement for a particular series of Subordinated Debt Securities, the following subordinated provisions will apply to the Subordinated Debt Securities.

     Upon any distribution to creditors of the Company in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1701 and 1702 of the Subordinated Indenture), but the obligation of the Company to make payment of the principal of and interest on the Subordinated Securities will not otherwise be affected. (Section 1608 of the Subordinated Indenture) No payment of principal or interest may be made on the Subordinated Securities at any time in the event there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default and the Company receives notice of the default. (Section 1703 of the Subordinated Indenture) The Company may resume payments on the Subordinated Securities when the default is cured or waived if the subordination provisions of the Subordinated Indenture otherwise permit payment at that time. (Section 1703 of the Subordinated Indenture) After all Senior Debt is paid in full and until the Subordinated Debt Securities are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt. (Section 1707 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities.

     Senior Debt is defined in the Subordinated Indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of the Company for money borrowed, whether any such indebtedness exists as of the date of the Subordinated Indenture or is created, incurred, assumed or guaranteed after such date:

     (1) any debt (i) for money borrowed by the Company, or (ii) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (iii) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of the Company, or to secure the payment of revenue bonds issued for the benefit of the Company, whether contingent or otherwise;

     (2) any debt of others described in the preceding clause (1) which the Company has guaranteed or for which it is otherwise liable;

     (3) the obligation of the Company as lessee under any lease of property which is reflected on the Company's balance sheet as a capitalized lease; and

     (4) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2), and (3); provided, however, that, in computing the indebtedness of the Company, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depository in trust money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness as it becomes due, and the amount so deposited shall not be included in any computation of the assets of the Company provided, further, that in computing the indebtedness of the Company hereunder, there shall be excluded
(i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Debt Securities, or ranks pari passu with the Subordinated Securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, (iii) any indebtedness to a Subsidiary of the Company, and (iv) the Subordinated Debt Securities. (Section 101 of the Subordinated Indenture).

     There is no limit on the amount of Senior Debt that the Company may incur. At March 31, 1997, Senior Debt of the Company aggregated approximately
$725 million. There are no restrictions in the Subordinated Indenture upon the creation of additional Senior Debt or other indebtedness.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Under each Indenture, the Company may discharge certain obligations to Holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and any Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or
Redemption Date, as the case may be (Section 401 of each Indenture).   Each
Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to Section 301 of such Indenture, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (ii) to be released from its obligations with respect to such Debt Securities under Sections of each Indenture described under "Certain Covenants" or, if provided pursuant to
Section 301 of each Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest and any Additional Amounts on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in each Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of such Indenture. (Section 1404 of each Indenture)

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency (as defined in the Indentures) in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of

America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(i) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of either Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest and any Additional Amounts on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405 of each Indenture).

     Unless otherwise provided in a Prospectus Supplement, "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) any currency unit or composite currency for the purposes for which it was established. (Section 101 of each Indenture) Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest and any Additional Amounts on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in United States dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1009, inclusive, of either Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (vii) under "Events of Default, Notice and Waiver" with respect to a covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION AND EXCHANGE RIGHTS

     The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities or property of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms shall include the conversion or exchange price (or manner of calculation thereof), the exchange or conversion period, provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities or property of the Company to be received by the Holders of Debt Securities would be calculated according to the market price of Common Stock or other securities or property of the Company as of a time stated in the Prospectus Supplement. The conversion exchange price of any Debt Securities of any series that is convertible into Common Stock of the Company may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable Prospectus Supplement. (Article Sixteen of each Indenture)

GOVERNING LAW

     The Indentures are governed by and shall be construed in accordance with the laws of the State of New York.

REDEMPTION OF DEBT SECURITIES

     The Indentures provide that the Debt Securities may be redeemed at any time at the option of the Company, in whole or in part. Debt Securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable Prospectus Supplement.

     From and after notice has been given as provided in the Indenture, if funds for the redemption of any Debt Securities called for redemption shall have been made available on such redemption date, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the Holders of the Debt Securities will be to receive payment of the Redemption Price (as defined in the Indentures).

CONCERNING THE TRUSTEE

     The Chase Manhattan Bank, is one of a number of banks with which the Company and its subsidiaries maintain banking relationships in the ordinary course of business. The Company's banking relationship with The Chase Manhattan Bank includes serving as administrative agent for the Company's $800 million Credit Agreement dated as of July 1, 1996, providing $44 million of funding as a participating bank in the $800 million Credit Agreement dated as of July 1, 1996, providing custodial services for the Provident's bond and stock portfolios, and providing general banking services. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under a series of Senior Debt Securities or Subordinated Debt Securities, or upon the occurrence of a default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Senior Debt Securities or the Subordinated Debt Securities for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under the Senior Indenture or the Subordinated Indenture. In that event, the Company would be required to appoint a successor Trustee.

                        DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general rules and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The description of certain provisions of the Preferred Stock set forth below and in the Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designations relating to the particular series of Preferred Stock, which will be filed with the Commission at or prior to the time of the sale of such Preferred Stock.

GENERAL

     Under the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), the Board of Directors of the Company is authorized without further stockholder action to adopt resolutions providing for the issuance of up to 25,000,000 shares of Preferred Stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as may be determined by the Board of Directors. As of the date of this

Prospectus, the Company had one series of Preferred Stock outstanding, which is described below under "Outstanding Preferred Stock."

     Each series of shares of Preferred Stock shall have the dividend, liquidation, redemption, voting rights and, if applicable, conversion rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including, where applicable: (i) the title, designation, number of shares and stated value of such Preferred Stock; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rates (or method of calculation) and dates on which dividends shall be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) the dates on which the Preferred Stock will be subject to redemption and the redemption price; (v) any redemption or sinking fund provisions; (vi) whether the Preferred Stock are convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock are convertible or exchangeable (which may include other Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock are denominated and/or in which payments will or may be payable;
(viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) the place or places where dividends and other payments on the Preferred Stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the Preferred Stock; (x) any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

     Upon their issuance and receipt of payment therefor, the shares of Preferred Stock will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to the Company's preferred stock account. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on a parity in all respects with each other series of Preferred Stock. See "Outstanding Preferred Stock," below.

DIVIDENDS

     Holders of Preferred Stock will be entitled to receive cash dividends, when and as declared by the Board of Directors of the Company out of assets of the Company legally available for payment, at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record dates fixed by the Board of Directors of the Company. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rate may be fixed or variable or both. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto.

LIQUIDATION RIGHTS

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of Preferred Stock, liquidating distributions in the amount of the stated value per share (as set forth in the applicable Prospectus Supplement) plus all accrued and unpaid dividends up to the date fixed for distribution for the current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such shares. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to a series of Preferred Stock and any other shares of stock of the Company ranking as to any distribution on a parity with such series of Preferred Stock are not paid in full, the holders of such series of

Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

     Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Company, the consolidation or merger of the Company with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company.

REDEMPTION

     The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, will be set forth in the Prospectus Supplement relating to such series.

VOTING RIGHTS

     Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote.

CONVERSION AND EXCHANGE RIGHTS

     The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable will be set forth in the Prospectus Supplement relating thereto. The Prospectus Supplement will describe the securities or rights into which such shares of Preferred Stock are convertible or exchangeable (which may include other Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing). Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the consideration to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.

TRANSFER AGENT AND REGISTRAR

     The transfer agent, registrar and dividend disbursement agent for the Preferred Stock will be designated in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to shareholders of any meetings at which holders of the Preferred Stock have the right to elect directors of the Company or to vote on any other matter.

OUTSTANDING PREFERRED STOCK

     As of March 31, 1997, the Company's only outstanding series of shares of Preferred Stock is designated the 8.10% Cumulative Preferred Stock (the "Cumulative Preferred Stock"), of which 1,041,534 shares were outstanding.

     The following summary of the Cumulative Preferred Stock is qualified in its entirety by reference to the Certificate and to the applicable provisions of the Delaware General Corporation Law ("DGCL").

     DIVIDENDS. Holders of the Cumulative Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, cumulative cash dividends at the annual rate of 8.10% calculated as a percentage of the liquidation preference of $150 per share. Dividends on the Cumulative Preferred Stock are payable quarterly on February 1, May 1, August 1 and November 1 of each year at such annual rate. Dividends are cumulative from the date of original issue.

     Dividends payable on the Cumulative Preferred Stock for each full dividend period are computed by dividing the annual dividend rate by four. Dividends payable on the Cumulative Preferred Stock for any period greater or less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     REDEMPTION. The Cumulative Preferred Stock may not be redeemed prior to February 24, 1998. At any time or from time to time on and after February 24, 1998, the Company, at its option, may redeem the Cumulative Preferred Stock in whole or in part, upon not less than 30 nor more than 60 days notice, at a redemption price of $150 per share plus accrued and unpaid dividends thereon to the date fixed for redemption. In the event that fewer than all of the outstanding shares of the Cumulative Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by lot or pro rata or by any other method as may be determined by the Board of Directors of the Company to be equitable. The Company will provide notice of any redemption of the Cumulative Preferred Stock to holders of record of the Cumulative Preferred Stock to be redeemed not less than 30 nor more than 60 days prior to the date fixed for redemption. Such notice shall specify, among other things, the redemption price and the amount of accrued and unpaid dividends to the date of redemption, whether the Company is calling all or less than all of the Cumulative Preferred Stock for redemption, and if less than all, which shares of the Cumulative Preferred Stock are being called, the place or places where certificates for such shares are to be surrendered for redemption and whether the Company is depositing with a bank or trust company on or before the redemption date the cash payable by the Company with respect thereto and the date for such deposit. Such notice shall be provided by mailing notice of such redemption to the holders of the Cumulative Preferred Stock to be called. Each holder of the Cumulative Preferred Stock to be called shall surrender the certificates representing such Cumulative Preferred Stock to the Company at the place designated in such notice and shall be entitled to receive payment following such surrender and following the date of such redemption. If such notice of redemption shall have been duly given, and if on the redemption date funds necessary for the redemption shall be set aside therefor, then, notwithstanding that the certificates evidencing any shares of the Cumulative Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the redemption date therefor and all rights with respect to the shares so called for redemption shall forthwith after such redemption date cease and terminate, except for the right of the holders to receive the redemption price plus an amount equal to accrued and unpaid dividends to the redemption date therefor, without interest, upon surrender of their certificates therefore. The Company's Certificate does not restrict the Company's ability to redeem or repurchase shares of the Cumulative Preferred Stock when dividends on the Cumulative Preferred Stock are in arrears.

     LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after payment or provision for payment of debts and other liabilities of the Company and before any distribution to the holders of shares of Common Stock or any stock junior to the Cumulative Preferred Stock as to the distribution of assets upon liquidation, the holders of the Cumulative Preferred Stock will receive $150 per share, plus an amount equal to accrued and unpaid dividends to the date of payment. The rights of the holders of the Cumulative Preferred Stock to participate in the assets of the Company upon its liquidation will be subject to the prior claims of the creditors of the Company and its subsidiaries.

     VOTING RIGHTS. Holders of the Cumulative Preferred Stock have only those voting rights described below and those rights applicable to all series of Preferred Stock as described in "Description of Preferred Stock - Voting Rights." The Certificate provides that if an amount equal to at least four quarterly dividend payments on the Cumulative Preferred Stock are accrued and remain unpaid at the time of any meeting of the stockholders of the Company for the election of directors, the Board of Directors shall increase the number of directors of the Company by two directors and provide for the election of such two directors and the holders of the Cumulative Preferred Stock, voting separately as a single class with the holders of shares of any other series of Preferred Stock so entitled, will be entitled to elect two additional directors to fill such vacancies. The right of the holders of the Cumulative Preferred Stock and any other series of Preferred Stock to elect such directors will continue only until all arrearages in dividends on the outstanding shares of the Cumulative Preferred Stock and such other series have been eliminated.

     MISCELLANEOUS. The Cumulative Preferred Stock does not have any conversion or preemptive rights and are not subject to any sinking fund or other obligations of the Company to repurchase or retire the Cumulative Preferred Stock.


                          DESCRIPTION OF COMMON STOCK

     This summary of certain terms and provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Company's Certificate and Bylaws, as amended, which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The Company is authorized to issue an aggregate of 150,000,000 shares of Common Stock. As of March 31, 1997, there were 61,132,226 shares of Common Stock outstanding held by approximately 1,304 shareholders of record. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock is listed on the NYSE.

DIVIDENDS

     Subject to the preferences of holders of Preferred Stock, including the Cumulative Preferred Stock, holders of Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor.

VOTING RIGHTS

     Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of Preferred Stock, the voting power of the Company is held by the holders of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. Holders of Common Stock are not entitled to cumulative voting rights and, therefore, holders of a plurality of shares voting in the election of directors may elect the entire class of the Board of Directors standing for election at a stockholders' meeting at which a quorum is present. In that event, holders of the remaining shares of Common Stock would not be able to elect any director to the Board of Directors. As a general rule, the vote required to take action at a stockholders' meeting is a majority vote of the shares present and voting assuming the presence of a quorum, which consists of a majority of the outstanding shares present in person or by proxy at a meeting. Some matters under Delaware law, such as an amendment of the certificate of incorporation or approval of a merger, require the approval of a majority of the shares outstanding, unless the certificate of incorporation provides for a different vote. The Company's Certificate provides that mergers, certain sales of assets, and amendments to the Certificate require the approval of two-thirds of the outstanding shares of Common Stock. For a description of certain voting rights of Cumulative Preferred Stock, see "Description of Preferred Stock -- Cumulative Preferred Stock - Voting Rights."

LIQUIDATION AND DISSOLUTION

     Except as otherwise provided by the designation of the preferences, limitations and relative rights of any series of Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after payment has been made to the holders of each series of Preferred Stock of the full amount to which they are entitled pursuant to the Certificate of Designations of such series, the holders of shares of Common Stock will be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of available for distribution to its stockholders. Shares of Cumulative Preferred Stock have a Stated Liquidation Value of $150 per share.

PREEMPTIVE RIGHTS

     Holders of Common Stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class.

REDEMPTION

     Common Stock is not subject to mandatory redemption.

TRANSFER AGENT

     The transfer agent and registrar for shares of the Common Stock is First Chicago Trust Company of New York.

CERTAIN PROVISIONS THAT MAY BE DEEMED TO HAVE AN ANTI-TAKEOVER EFFECT

     The Company's Certificate contains several provisions that may be deemed under some circumstances to have an "anti-takeover" effect in that they could impede or prevent an acquisition of control of the Company unless the potential acquiror has obtained the prior approval of the Company's Board of Directors or a higher stockholder vote than is otherwise required by the DGCL. The provisions of the Company's Certificate and relevant provisions of Delaware law described below are collectively referred to herein as the "Protective Provisions." The purpose of the Protective Provisions in general is, among other things, to facilitate stability of leadership and enhance the Board of Directors' role in connection with attempts to acquire control of the Company so that the Board can further and protect the interests of the Company, its stockholders, and its other constituencies as appropriate under the circumstances.

     AUTHORIZED CAPITAL STOCK. The Company's Certificate authorizes the issuance of up to 150,000,000 shares of Common Stock and up to 25,000,000 shares of Preferred Stock. Such shares may be issued by the Company's Board of Directors without further action or authorization by the Company's stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which the Company's capital stock may be listed and the directors may fix the voting rights, conversion rights, and other terms thereof without stockholder approval. Preferred Stock will be issuable in one or more classes or series, with each class or series having such rights and preferences as the Company's Board of Directors may fix and determine by resolution.

     This authority of the Board of Directors to issue additional shares of Common Stock and Preferred Stock will provide the Company with the flexibility necessary to meet its future needs without the time delay resulting from seeking stockholder approval unless otherwise required. The unissued shares of Common Stock and Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. In addition, the sale of a substantial number of shares of Common Stock to persons who have an understanding with the Company concerning the voting of such shares, or the discriminatory distribution or dividend of shares of Common Stock (or the right to receive Common Stock) to the stockholders of the Company, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Company. The issuance of Preferred Stock may also, under certain circumstances, have an anti-takeover effect, particularly if such stock has broad class voting rights or a substantial number of votes per share.

     The actual effect of any issuance of Preferred Stock upon the rights of holders of Common Stock cannot be specified because the Company's Board of Directors has not determined the issuance prices or terms or the rights of the holders of any Preferred Stock, other than the Cumulative Preferred Stock. Such effects might include:

(i) restrictions on Common Stock dividends if Preferred Stock dividends have not been paid; (ii) dilution of the voting power and equity interest of current holders of Common Stock to the extent that any Preferred Stock has voting rights or is convertible into Common Stock; and (iii) current holders of all the shares of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preferences granted to holders of Preferred Stock.

     AMENDMENT OF CERTIFICATE. The DGCL generally provides that the approval of a corporation's board of directors and the affirmative vote of both a majority of the shares entitled to vote thereon and a majority of the shares of each class of stock entitled to vote thereon as a class, is required to amend the corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. The Company's Certificate provides that the provisions of the Company's Certificate may be amended, altered, changed, repealed, or any inconsistent provision adopted, only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Common Stock.

     MERGER, CONSOLIDATION, SALES OF SUBSTANTIALLY ALL OF THE ASSETS AND DISSOLUTION. The DGCL generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of the shares entitled to vote thereon is required to approve a merger or consolidation to which the corporation is party, a sale of substantially all of the assets of the corporation or a dissolution of the corporation. The Company's Certificate provides that a merger, consolidation, share exchange, sale of substantially all of the assets, liquidation or dissolution of the Company requires the approval of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Common Stock. The higher vote requirement does not apply to certain mergers or consolidations which relate to internal reorganizations or to a disposition of assets to a subsidiary or to facilitate a financing arrangement.

     In addition, the insurance laws and regulations of the jurisdictions in which the Company's insurance subsidiaries do business may impede or delay a business combination involving the Company.

     DIRECTOR EXCULPATION AND LIMITED LIABILITY. Article VI of the Company's Certificate provides that a director of the Company, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the DGCL or any successor provision or provisions, will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the payment of certain unlawful dividends and the making of certain unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit. This provision absolves directors of personal liability for negligence in the performance of their duties, including gross negligence.

     Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a stockholder who has a valid claim that a director acted in violation of his duties, if the action is among those as to which liability is limited. Because of this provision, stockholders will not have a claim for monetary damages based on breach of the directors' duty, even if the directors' conduct involved gross negligence (including a grossly negligent business decision involving a takeover proposal for the Company), unless the conduct is of a type for which the DGCL does not permit limitation of liability. If the stockholders do not have a claim for monetary damages, their only remedy may be a suit to enjoin completion of the Board's action or to rescind completed action. The stockholders may not be aware of a proposed transaction that might otherwise give rise to a claim until the transaction is completed or until it is too late to prevent its completion by injunction. In such a case, the Company and its stockholders may have no effective remedy for an injury resulting from the Board's action. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefited the Company and its stockholders. Such a provision could have an entrenchment effect by making it more difficult for a stockholder to obtain personal damages against a director.

     The Commission has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws. The Company included this exculpation provision in its Certificate to provide its directors with the maximum protection from personal liability made available by the DGCL. It is believed that this provision will help the Company to attract and retain as directors the persons most qualified for those positions.

     FUTURE PLANS. The Board of Directors may consider and adopt, or propose to the stockholders for adoption, certain additional Protective Provisions in the future if the Board believes such provisions are in the best interest of Company.


                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue Warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock or any combination thereof (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warranty Securities and may be attached or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; (xiv) the procedures and conditions relating to the exercise of such Warrants; and (xv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                           AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and (x) Senior Debt Securities or Subordinated Debt Securities (y) Preferred Securities, or (z) debt obligations of third parties, including U.S. Treasury securities, securing the holders obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                      DESCRIPTION OF PREFERRED SECURITIES

     The Provident Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Regular Trustees of the Provident Trust to issue on behalf of the Provident Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The Chase Manhatten Bank, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by the Provident Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Provident Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Provident Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by the Provident Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a periodic basis to holders of such Preferred Securities as of a record date in each period during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative; (v) the amount or amounts which shall be paid out of the assets to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Provident Trust; (vi) the obligation, if any, of the Provident Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration of the Provident Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and

(x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities not inconsistent with the Declaration of the Provident Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantee." The Trust Guarantee of Provident, when taken together with Provident's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the Provident Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by the Provident Trust. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, the Provident Trust will issue one series of Common Securities. The Declaration authorizes the Regular Trustees to issue on behalf of the Provident Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Provident Trust will be substantially identical to the terms of the Preferred Securities issued by the Provident Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Provident Trustees. All of the Common Securities of the Provident Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an Event of Default under the Declaration occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as
a holder of the Subordinated Debt Securities.   If the Property Trustee fails to
enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the right of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

PROPOSED TAX LEGISLATION

     On February 6, 1997, the revenue portion of President Clinton's Budget proposal (the "Proposal") was released. The Proposal would, among other things, deny deductions for interest on a debt instrument issued by a corporation with a maximum weighted average maturity of more than 40 years or which has a maximum term of more than 15 years and is not shown as indebtedness on the separate balance sheet of the issuer. An instrument would not be shown as indebtedness on a balance sheet merely because it was described as indebtedness in footnotes or other narrative disclosures. The Proposal would apply only to corporations which file annual financial statements with the Commission, and the relevant balance sheet would be the balance sheet filed with the Commission. The Proposal would be effective generally for instruments issued on or after the date of first committee action. As currently drafted, the Proposal would affect the Subordinated Debt Securities unless the Subordinated Debt Securities were issued prior to the first date of any committee action. In addition, the Proposal could be enacted with retroactive effect. If the Proposal is enacted so as to apply to the Subordinated Debt Securities, the Company would not be entitled to an interest deduction with respect to the Subordinated Debt Securities. There can be no assurance that current or future legislative proposals or final legislation will not give rise to a Tax Event (as defined in the Declaration), which would permit the Company to cause a redemption of the Subordinated Debt Securities or a distribution of the Subordinated Debt Securities in a liquidation.

See "Description of the Preferred Securities -- Special Event Redemption or Distribution" in the Prospectus Supplement relating thereto.


                        DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank, an independent trustee, will act as indenture trustee under the Trust Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Guarantee will be those set forth in the Trust Guarantee and those made part of the Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Trust Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Provident Trust.

GENERAL

     Pursuant to the Trust Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Provident Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Provident Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by the Provident Trust to the extent not paid by the Provident Trust (the "Guarantee Payments"), will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent the Provident Trust shall have funds available therefore; (ii) the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption to the extent the Provident Trust has funds available therefore with respect to any Preferred Securities called for redemption by the Provident Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Provident Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Provident Trust has funds available therefore and (b) the amount of assets of the Provident Trust remaining available for distribution to holders of such Preferred Securities in liquidation of the Provident Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Provident Trust to pay such amounts to such holders.

     The Trust Guarantee will be a guarantee with respect to the Preferred Securities issued by the Provident Trust, but will not apply to any payment of distributions except to the extent the Provident Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Provident Trust, the Provident Trust will not pay distributions on the Preferred Securities issued by the Provident Trust and will not have funds available therefor. See "Description of the Provident Debt Securities -- Particular Terms of the Subordinated Debt Securities." The Trust Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Subordinated Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Provident Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Trust Guarantee, except that upon an event of default under the Subordinated Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In the Trust Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Trust Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of the Company Common Stock, (ii) as a result of a reclassification of Provident's capital stock or the exchange or conversion of one class or series of Provident's capital stock for another class or series of Provident's capital stock or, (iii) the purchase of fractional interests in shares of Provident's capital stock pursuant to the conversion or exchange provisions of such Provident capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee).

MODIFICATION OF THE TRUST GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION

     The Trust Guarantee will terminate as to the Preferred Securities issued by the Provident Trust (a) upon full payment of the Redemption Price of all Preferred Securities of the Provident Trust, (b) upon distribution of the Subordinated Debt Securities held by the Provident Trust to the holders of the Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Provident Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Trust Guarantee.

EVENTS OF DEFAULT

     An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities to which the Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Trust Guarantee. If the Preferred Guarantee Trustee fails to enforce the Trust Guarantee, any holder of Preferred Securities to which the Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under the Trust Guarantee, without first instituting a legal proceeding against the Provident Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee

Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Provident Trust or an other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST GUARANTEE

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, except those made subordinate or pari passu by their terms; (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under the Trust Guarantee, from exercising the rights and powers vested in it by the Trust Guarantee.

GOVERNING LAW

     The Trust Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.


         EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                            AND THE TRUST GUARANTEE

     As set forth in the Declaration, the sole purpose of the Provident Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Provident Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and the Company and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Provident Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Provident Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Provident Trustees shall not take or cause or permit the Provident Trust to, among other things, engage in any activity that is not consistent with the purposes of the Provident Trust.

     Payments of distributions (to the extent funds therefore are available) and other payments due on the Preferred Securities (to the extent funds therefore are available) are guaranteed by the Company as and to the extent set forth under "Description of the Trust Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Provident Trust, it is expected that the Provident Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee does not apply to any payment of distributions unless and until the Provident Trust has sufficient funds for the payment of such distributions. The Trust Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Subordinated Debt Securities held by the Provident Trust as its sole asset. The Trust Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Provident Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

     If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period as defined in the Declaration), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of Preferred Securities -- Book-Entry Only Issuance - The Depository Trust Company" and "-Voting Rights" in any accompanying Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Trust Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Trust Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Trust Guarantee, the Trust Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Provident Trust, the Preferred Guarantee Trustee, or any other person or entity.

     The Company and the Provident Trust believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Trust Guarantee -- General."

                             PLAN OF DISTRIBUTION

     The Company and/or the Provident Trust may offer and sell the Offered Securities to or through underwriters or dealers, and also may offer and sell the Offered Securities directly to other purchasers or through designated agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company and/or the Provident Trust also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement.

     In connection with the sale of Offered Securities, underwriters may receive compensation from the Company and/or the Provident Trust or from purchasers of the Offered Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company and/or the Provident Trust, and any profit on the resale of the Offered Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company and/or the Provident Trust will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of the Offered Securities will be a new issue with no established trading market, other than the Common Stock and any series of Preferred Stock which are listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any of the other Offered Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

     If dealers are utilized in the sale of the Offered Securities, the Company and/or the Provident Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Under agreements the Company may enter into, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Company and/or the Provident Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company and/or the Provident Trust in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the Provident Trust will authorize underwriters or other persons acting as the Company's or the Provident Trust agents to solicit offers by certain purchasers to purchase the Offered Securities from the Company and/or the Provident Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable to the solicitor of such offers.

                                LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the legality and validity of the Offered Securities will be passed upon for the Company by Alston & Bird LLP, Atlanta, Georgia and for the underwriters by
Le Boent, Lamb, Greene & MacRae, L.L.P., New York, New York. Certain United States federal income taxation matters will be passed upon for the Company and the Provident Trust by Alston & Bird LLP, Atlanta, Georgia. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Provident Trust by Richards, Layton & Finger, Wilmington,
Delaware.

                                    EXPERTS

     The consolidated financial statements of Provident Companies, Inc. incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the consolidated financial statements of The Paul Revere Corporation for the year ended December 31, 1996 incorporated by reference in the Company's Current Report on Form 8-K, dated March 27, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses in connection with the distribution of the Offered Securities are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.


          SEC Registration Fee            $272,728
          NYSE Listing Fee                    *
          Blue Sky Fees and Expenses          *
          Printing and Engraving Costs        *
          Rating Agencies' Fees               *
          Accounting Fees and Expenses        *
          Legal Fees and Expenses             *
          Trustee and Registrar Fees          *
          Miscellaneous                   --------
                                          --------
               Total                      $   *
                                          ========

* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

     The Declaration of the Provident Trust provides that no Property Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of the Provident Trust or any of its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Provident Trust or any officer, director, shareholder, member, partner, employee, representative or agent of the Provident Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Provident Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

1.1 Form of Underwriting Agreement for Senior Debt Securities (to be filed under subsequent Form 8-K).

1.2 Form of Underwriting Agreement for Subordinated Debt Securities (to be filed under subsequent Form 8-K).

1.3 Form of Underwriting Agreement for Preferred Stock (to be filed under subsequent Form 8-K).

1.4 Form of Underwriting Agreement for Common Stock (to be filed under subsequent Form 8-K).

1.5 Form of Underwriting Agreement for Stock Purchase Contracts (to be filed under subsequent Form 8-K).

1.6 Form of Underwriting Agreement for Stock Purchase Units (to be filed under subsequent Form 8-K).

1.7 Form of Underwriting Agreement for Preferred Securities (to be filed under subsequent Form 8-K).

3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K (File No. 1-11834) for the year ended December 31, 1995), as amended by Certificate of Amendment (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K (File No. 1-11834) for the year ended December 31, 1996).

3.2 By-Laws (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K (File No. 1-11834) for the year ended December 31,
     1995).

4.1 Form of Indenture for Senior Debt Securities (Form of Senior Debt Security included therein).

4.2 Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Security included therein).

4.3  Form of Preferred Stock.*

4.4  Form of Preferred Security (included in Exhibit 4.11).

4.5  Form of Subordinated Debt Security (included in Exhibit 4.12).

4.6  Form of Warrant Agreement.*

4.7 Form of Purchase Contract Agreement (including as Exhibit A the form of the Security Certificate).*

4.8  Form of Pledge Agreement.*

4.9  Form of Preferred Securities Guarantee Agreement.*

4.10 Certificate of Trust of Provident Financing Trust I.

4.11 Declaration of Trust of Provident Financing Trust I.

4.12 Form of Amended and Restated Declaration of Trust of Provident Financing Trust I.*

4.13 Form of Supplemental Indenture to Indenture for Subordinated Debt Securities to be used in connection with the issuance of Subordinated Debt Securities related to Preferred Securities.*

5.1  Opinion of Alston & Bird LLP regarding legality of the Offered Securities.*

5.2 Opinion of special Delaware counsel regarding legality of the Preferred Securities.*

8.1 Opinion of Alston & Bird LLP as to certain federal income taxation matters.*

12.1 Statement regarding computation of ratio of earnings to fixed charges.*

12.2 Statement regarding computation of ratio of earnings to combined fixed charges and preferred stock dividends. *

23.1 Consents of Ernst & Young, LLP.

23.2 Consent of Alston & Bird LLP (included in Exhibit 5.1).*

23.3 Consent of Alston & Bird LLP (included in Exhibit 8.1).*

23.4 Consent of special Delaware counsel (included in Exhibit 5.2).*

24.1 Power of Attorney (included on signature page of this Registration Statement).

25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank under the Senior Debt Securities.

25.2 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank under the Subordinated Debt Securities.

25.3 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of the Trustee under the Amended and Restated Declaration of Trust of Provident Financing Trust I.*

25.4 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of the Trustee of the Preferred Securities Guarantee of Provident Companies, Inc. for the benefit of the holders of the Preferred Securities of Provident Financing Trust I.*


* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.  UNDERTAKINGS

     A.   RULE 415 OFFERING.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  D. RULE 430A.

  The undersigned registrant hereby undertakes that:

     (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  E.  QUALIFICATION OF TRUST INDENTURES

  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, as of April 11, 1997.

                           PROVIDENT COMPANIES, INC.

                                /s/ J. Harold Chandler
                           By:_______________________________________
                                J. Harold Chandler
                                Chairman of the Board, President and
                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Watjen and Susan N. Roth, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 11, 1997.


Signatures                   Title
----------                   -----
/s/ J. Harold Chandler       Chairman of the Board, President and Chief
---------------------------
    J. Harold Chandler        Executive Officer (principal executive officer)

/s/ Thomas R. Watjen         Vice Chairman, Chief Financial Officer and Director
---------------------------
    Thomas R. Watjen         (principal financial officer)

/s/ Ralph A. Rogers, Jr.      Vice President and Controller
---------------------------  (principal accounting officer)
    Ralph A. Rogers, Jr.

/s/ William L. Armstrong      Director
---------------------------
    William L. Armstrong

___________________________
William H. Bolinder           Director

___________________________
Steven M. Gluckstern          Director

/s/ Charlotte M. Heffner      Director
---------------------------
    Charlotte M. Heffner

/s/ Hugh B. Jacks             Director
---------------------------
    Hugh B. Jacks

/s/ William B. Johnson        Director
---------------------------
    William B. Johnson

/s/ Hugh O. Maclellan, Jr.    Director
---------------------------
    Hugh O. Maclellan, Jr.

/s/ A. S. MacMillan           Director
---------------------------
    A. S. MacMillan

/s/ C. William Pollard        Director
---------------------------
    C. William Pollard

/s/ Scott L. Probasco, Jr.    Director
---------------------------
    Scott L. Probasco, Jr.

/s/ Steven S Reinemund        Director
---------------------------
    Steven S Reinemund

/s/ Burton E. Sorensen        Director
---------------------------
    Burton E. Sorensen


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Provident Financing Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, as of April 11, 1997.

                                   PROVIDENT COMPANIES, INC.
                                   as Depositor

                                   By: /s/ Susan N. Roth
                                      -------------------------------
                                       Susan N. Roth, Secretary